Exhibit 17

                    WRITTEN CONSENT OF THE BOARD OF DIRECTORS

                                       OF

                            LIBERTY COAL ENERGY CORP.

                                  JULY 12, 2011

    ------------------------------------------------------------------------

     The undersigned, constituting all of the members of the Board of Directors (the "Board") of Liberty Coal Energy Corp., a Nevada corporation (the "Company"), by unanimous written consent pursuant to the authority contained in
Section 78.315 of the General Corporation Law of the state of Nevada, without the formality of convening a meeting, hereby adopts and approves of the following resolutions:

RESIGNATION OF DIRECTOR

     WHEREAS, Mauricio Beltran has resigned as a director of the Corporation, effective July 12, 2011; and

     WHEREAS, the Board believes that it is in the best interests of the Corporation and its stockholders to accept Mauricio Beltran's resignation.

     NOW, THEREFORE, BE IT RESOLVED, Mauricio Beltran's resignation as a director of the Corporation is hereby accepted.

GENERAL

     RESOLVED, that the officers of the Company, or any one or more of them, be and they hereby are, authorized and empowered, for and on behalf of the Company to (i) execute and deliver any and all applications, agreements, documents, instruments, and certificates; (ii) incur such costs and expenses; and (iii) do any and all acts and things that they deem, in the exercise of their discretion, necessary, desirable, or appropriate in connection with these resolutions, with the execution and delivery of such applications, agreements, documents, instruments, and certificates to constitute conclusive proof of the appropriateness of such applications, agreements, documents, instruments, and certificates.

     RESOLVED, that the Company hereby ratifies, confirms, and approves all actions taken on behalf of the Company by any officer, director, employee, agent, or attorney of the Company in connection with the foregoing resolutions.
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     FURTHER  RESOLVED,  that this  Unanimous  Consent may be executed in two or more counterparts, all of which together shall be deemed to be one and the same instrument.



                            [Signature Page Follows.]



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
                                          /s/ Edwin G. Morrow
                                          --------------------------------------
                                          Edwin G. Morrow


                                          /s/ Robert T. Malasek
                                          --------------------------------------
                                          Robert T. Malasek

                                          CONSTITUTING ALL OF THE
                                          MEMBERS OF THE BOARD OF
                                          DIRECTORS OF LIBERTY COAL ENERGY CORP.





          [Signature Page to Written Consent of the Board of Directors of Liberty Coal Energy Corp. Approving Director Resignation]


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